EXHIBIT 10.2

                      NON-QUALIFIED STOCK OPTION AGREEMENT

      THIS AGREEMENT is made as of ________________, between E-Z-EM, Inc. ("Company") and __________________________ ("Optionee"). Terms used herein have the same meaning as in the Company's 1984 Directors and Consultants Stock Option Plan ("Plan").

      1. The Company hereby grants to Optionee a Non-Qualified Stock Option to purchase [____] Shares of Common Stock pursuant and subject to the terms of the Plan, a copy of which has been delivered to Optionee and which is incorporated herein by reference.

      2.    The Option price per share shall be $____________.

      3. The Option shall expire on ________________, unless earlier terminated.

      4. In the event Optionee becomes employed by, associated in any way with, or the beneficial owner of more than 1% of the equity of any business which competes, directly or indirectly, with the Company's business in any geographical area where the Company then does business, the Option shall immediately expire and Optionee shall have no rights hereunder.

      5. The Option shall not be exercisable for a period of one year from the date hereof except as provided in Section 8.

      6. The Option shall not be transferable otherwise than by will or by the laws of descent and distribution and during the lifetime of Optionee shall be exercisable only by Optionee.

      7. In the event Optionee ceases to be a member of the Board of Directors of the Company for any reason other than death or disability, the Option may be exercised (if it has not expired under Sections 3 or 4 and is exercisable under Section 5) only during the period ending three months from the date of such cessation.

      8. In the event Optionee ceases to be a member of the Board of Directors of the Company by reason of death or disability, the Option may be fully exercised as to all Shares covered hereby (if it has not expired under Sections 3 or 4 but regardless of whether it is exercisable under Section 5) only during the period ending six months from the date of such cessation.

      9. Nothing herein or in the Plan shall confer upon the Optionee any right to continue as a member of the Board of Directors of the Company.

      10. The Option and the Plan are subject to adjustments, modifications and amendments as provided in the Plan.

      11. Subject to the Plan, this Agreement shall bind and inure to the benefit of the Company, Optionee and their respective successors, assigns and personal representatives.

      12. This Agreement will be governed by and construed under the laws of Delaware. Any disputes, claims or interpretive issues arising hereunder shall be resolved by the Committee in its sole and absolute discretion, and the Committee's determinations shall be final and uncontestable.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective from the date first above written.

                                          E-Z-EM, Inc.


                                          By:
                                             -----------------------------------
                                               Dennis J. Curtin
                                               Vice President - Finance


                                          By:
                                             -----------------------------------